Exhibit (a)(5)(i)

PROG Holdings Commences Cash Tender Offer to Purchase Up to $425 million of Common Stock

SALT LAKE CITY, November 4, 2021—PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced the commencement of a “modified Dutch auction” tender offer (the “Tender Offer”) to purchase for cash up to $425 million in value of shares of its common stock, par value $0.50 per share (the “Shares”), or such lesser amount of the Shares as are properly tendered and not properly withdrawn, at a single per Share price of not less than $44.00 per share and not more than $50.00 per share, less any applicable withholding taxes and without interest.

A “modified Dutch auction” tender offer allows shareholders to indicate how many Shares and at what price within the range described above they wish to tender their Shares. Based on the number of Shares tendered and the prices specified by the tendering shareholders, PROG Holdings will determine the lowest price per Share within the specified range that will enable PROG Holdings to purchase Shares having an aggregate purchase price of $425 million, or such lesser amount of Shares that are properly tendered and not properly withdrawn prior to the expiration date of the tender offer. If Shares having an aggregate purchase price of more than $425 million are tendered in the Tender Offer, PROG Holdings reserves the right to accept for purchase at the purchase price pursuant to the Tender Offer up to an additional 2% of its outstanding Shares without amending or extending the Tender Offer. PROG Holdings also expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable legal and regulatory requirements.

The Tender Offer is made in accordance with the terms and subject to the conditions described in the Offer to Purchase, dated November 4, 2021 (the “Offer to Purchase”), and the accompanying Letter of Transmittal, dated November 4, 2021 (together with the Offer to Purchase and the other materials filed as exhibits to the Schedule TO (as defined below), the “Offer Materials”), as each may be amended or supplemented from time to time. The Tender Offer will expire at 12:00 midnight, New York City time, at the end of the day on December 3, 2021 (the “Expiration Date”), unless the Tender Offer is extended or earlier terminated. Tenders of Shares must be made on or prior to the Expiration Date and may be withdrawn at any time prior to the Expiration Date in accordance with the procedures described in the Offer Materials.

PROG Holdings believes that the Tender Offer is consistent with its capital allocation strategy, which includes as one of its primary objectives returning capital to its shareholders. The Tender Offer is being launched as part of a newly authorized $1 billion share repurchase program, which replaces PROG Holdings’ prior $300 million program. The tender offer procedure was selected by PROG Holdings, in part, because it provides its shareholders with the opportunity to tender all or a portion of their Shares, and thereby receive a return of some or all of their investment in PROG Holdings, if they so elect.

The Tender Offer is not contingent upon the receipt of any minimum number of Shares being tendered. However, the Tender Offer is subject to a number of other terms and conditions, which are described in detail in the Offer to Purchase, including the consummation by PROG Holdings of a new debt financing prior to the Expiration Date on terms reasonably satisfactory to PROG Holdings and resulting in gross proceeds to PROG Holdings of at least $400 million. PROG Holdings expects to fund the purchase of the Shares tendered in the Tender Offer, and to pay related fees and expenses, with the proceeds of the new debt financing, together with cash on hand and/or borrowings under PROG Holdings’ existing revolving facility.

The Offer Materials have concurrently been mailed to record holders of Shares and will be furnished to brokers, dealers, commercial banks, trust companies, or other nominee shareholders and similar persons whose names, or the names of whose nominees, appear on the PROG Holdings’ shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Shares. The Offer Materials contain important information that holders are urged to read before any decision is made with respect to the Tender Offer.

While PROG Holdings’ Board of Directors has authorized PROG Holdings to make the Tender Offer, none of PROG Holdings, its Board of Directors, the dealer manager, the information agent or the depositary makes any recommendation as to whether any shareholder should participate or refrain from participating in the Tender Offer or as to the purchase price or purchase prices at which shareholders may choose to tender their Shares in the Tender Offer. PROG Holdings has not authorized any person to make any such recommendation. Shareholders must decide whether to tender their Shares and, if so, how many Shares to tender and at what price or prices to tender. In doing so, shareholders should carefully evaluate all of the information in the Offer Materials before making any decision with respect to the Tender Offer, and should consult their own broker or other financial, legal and tax advisors.

Pursuant to Rule 13e-4(c)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PROG Holdings has filed with the Securities and Exchange Commission (the “SEC”) an Issuer Tender Offer Statement on Schedule TO-I (the “Schedule TO”), which contains additional information with respect to the Tender Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the SEC’s website at www.sec.gov.

J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: J.P. Morgan Securities LLC at (877) 371-5947 (toll-free). To confirm delivery of Shares, please contact Georgeson LLC, which is acting as the information agent for the Tender Offer, at (800) 868-1390 (toll-free).

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY. THIS PRESS RELEASE IS NOT A RECOMMENDATION TO BUY OR SELL SHARES OF COMMON STOCK OR ANY OTHER SECURITIES, AND IT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF COMMON STOCK OR ANY OTHER SECURITIES. THE TENDER OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER MATERIALS, WHICH SET FORTH THE COMPLETE TERMS OF THE TENDER OFFER THAT HOLDERS OF THE SHARES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.

THE COMPANY IS NOT MAKING THE TENDER OFFER TO (NOR WILL IT ACCEPT ANY TENDER OF SHARES FROM OR ON BEHALF OF) HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE TENDER OFFER OR THE ACCEPTANCE OF ANY TENDER OF SHARES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, PROVIDED THAT THE COMPANY WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS THE COMPANY MAY DEEM NECESSARY FOR IT TO MAKE THE TENDER OFFER IN ANY SUCH JURISDICTION AND EXTEND THE TENDER OFFER TO HOLDERS OF SHARES IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER SHALL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

About PROG Holdings, Inc.

PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. PROG Holdings owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, provider of Buy Now, Pay Later payment options through its platform Four. More information on PROG Holdings’ companies can be found at https://www.progholdings.com. The information included on PROG Holdings’ website is not incorporated by reference herein.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as ”continue”, “continued”, “expects”, “expected”, “outlook”, “intends” and similar forward-looking terminology. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s POS partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s point-of-sale partners being able to obtain the merchandise its customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity, including risks arising from the increased level of debt that we expect to incur in connection with the Tender Offer; (ii) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (iii) the effects on our business and reputation resulting from Progressives Leasing’s announced settlement and related consent order with the FTC, including the risk of losing existing POS partners or being unable to establish new relationships with additional POS partners, and of any follow-on regulatory and/or civil litigation arising therefrom; (iv) other types of legal and regulatory proceedings and investigations, including those related to consumer protection, customer privacy, third party and employee fraud and information security; (v) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or “hacking”, or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; (vi) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (vii) increases in lease merchandise write-offs and the provision for returns and uncollectible renewal payments for Progressive Leasing, especially in light of the COVID-19 pandemic, and for loan losses, with respect to our Vive segment; (viii) the possibility that the operational, strategic and shareholder value creation opportunities expected from the spin-off of PROG Holdings’ Aaron’s Business segment may not be achieved in a timely manner, or at all; (ix) Vive’s business model differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive business, including Vive’s reliance on two bank partners to issue its credit products and Vive’s exposure to the unique regulatory risks associated with the lending-related laws and regulations that apply to its business; (x) the effects of any increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our recent acquisition of Four; (xi) Four’s business model differing significantly from Progressive Leasing’s and Vive’s, which creates specific and unique risks for the Four business, including Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to its business; (xii) our ability to consummate the Tender Offer on the terms and timing described herein, or at all, and to realize the benefits expected from the Tender Offer; and (xiii) the other risks and uncertainties discussed under “Risk Factors” in the PROG Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021. Statements in this press release that are “forward-looking” include without limitation statements about (i) the execution, amount and timing of, and benefits expected from, our expected Tender Offer to repurchase up to $425 million of our common stock; (ii) the nature and amount of any other share repurchases under the $1 billion repurchase program authorized by our Board of Directors; and (iii) our future plans and expectations with respect to capital allocation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, PROG Holdings undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Investor Contact

John Baugh, CFA

VP, Investor Relations

john.baugh@progleasing.com

Media Contact

Mark Delcorps

Director, Corporate Communications

media@progleasing.com